EXHIBIT 5

November 5, 2012

Zimmer Holdings, Inc.

345 East Main Street

Warsaw, IN 46580

Ladies and Gentlemen:

We have acted as counsel to Zimmer Holdings, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (“Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to General Instruction I.D. to Form S-3, the Registration Statement will become automatically effective upon filing with the Commission.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the Securities Act, of the following securities: (1) shares of common stock, par value $0.01 per share (“Common Stock”); (2) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”) in one or more series; (3) warrants to purchase Preferred Stock or Common Stock (collectively, the “Warrants”); and (4) debt securities consisting of notes representing senior unsecured, unsubordinated obligations of the Company (the “Debt Securities”). The Common Stock, the Preferred Stock, the Warrants and the Debt Securities are collectively referred to herein as the “Offered Securities.”

Each Warrant will be issued pursuant to a warrant agreement (a “Warrant Agreement”) substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated into the Registration Statement by reference.

Each Series of Debt Securities will be issued pursuant to an Indenture, dated as of November 7, 2009 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), to be incorporated by reference as Exhibit 4.8 to the Registration Statement, as may be amended or supplemented from time to time in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed with the Commission under the Exchange Act and incorporated into the Registration Statement by reference.

As counsel for the Company, we are familiar with the Restated Certificate of Incorporation (the “Certificate”) and By-Laws of the Company, each as amended as of the date hereof, and we have reviewed (i) the Registration Statement, (ii) the Indenture and (iii) the proceedings taken by the Company in connection with the authorization of the Offered Securities. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, such agreements, certificates of public officials, and certificates of officers or other representatives of the Company and others, and such other documents, instruments, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. As to questions of fact material to this opinion, we have, when relevant facts were not independently established, relied upon certificates of officers of the Company and appropriate public officials.

In our examination, we have assumed: (a) the legal capacity of all natural persons; (b) the genuineness of all signatures; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (e) the authenticity of the originals of such latter documents; (f) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and records we have reviewed; and (g) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

In rendering the opinions set forth below relating to the future issuance of Common Stock or Preferred Stock, we have assumed that, at the time of issuance (a) the Certificate, By-Laws and applicable law will not have changed or been amended after the date hereof so as to affect the validity of such issuance, and (b) the number of shares of Common Stock or Preferred Stock to be offered and sold will not exceed the number of shares authorized under the Certificate (as then in effect).

Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to any offering of shares of Common Stock, when (a) a prospectus supplement and any other offering material with respect to the Common Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (b) appropriate corporate action has been taken to authorize the issuance of the Common Stock, (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained and (d) the Common Stock shall have been duly issued and delivered by the Company against payment of the agreed-upon consideration therefor in accordance with such corporate action, then, upon the happening of such events, such Common Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered and legally binding purchase agreement or agency agreement, or upon conversion, exchange or exercise of any other Offered Security or the instrument governing such Offered Security providing for such conversion, exchange or exercise, will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

2. With respect to any offering of shares of any series of Preferred Stock, when (a) a prospectus supplement and any other offering material with respect to the Preferred Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (b) appropriate corporate action has been taken to authorize the issuance of the Preferred Stock, to fix the terms thereof and to authorize the execution and filing of a certificate of designation relating thereto with the Secretary of State of the State of Delaware, (c) such certificate of designation shall have been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Delaware, (d) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (e) Preferred Stock with terms so fixed shall have been duly issued and delivered by the Company against payment of the agreed-upon consideration therefor in accordance with such corporate action, and (f) certificates representing shares of Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Preferred Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered and legally binding purchase agreement or agency agreement, or upon conversion, exchange or exercise of any other Offered Security or the instrument governing such Offered Security providing for such conversion, exchange or exercise, will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

3. With respect to any offering of any series of Warrants, when (a) a prospectus supplement and any other offering material with respect to the Warrants shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (b) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Warrant Agreement (including a form of certificate evidencing the Warrants), (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (d) Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-upon consideration in the manner provided for in the applicable Warrant Agreement and such corporate action, then, upon the happening of such events, such Warrants, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered and legally binding purchase agreement or agency agreement, will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

4. With respect to any offering of Debt Securities, when (a) a prospectus supplement and any other offering material with respect to the Debt Securities shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (c) the issuance of the Debt Securities, the authorization of the execution and delivery of a supplement to the Indenture and approval of the final terms thereof have been duly authorized by the Company by appropriate corporate action and (d) the Debt Securities, in the form included in the Indenture and any supplement thereto filed as an exhibit to the Registration Statement (with such changes or additions as permitted in the Indenture), have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered and paid for in accordance with the applicable underwriting agreement, if any, or any other duly authorized executed and delivered and legally binding purchase agreement or agency agreement, the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

We do not express any opinion herein with respect to the laws of any jurisdiction other than, in each case subject to the limitations and assumptions contained herein, the federal laws of the United States of America, the Delaware General Corporation Law and the laws of the States of Indiana and New York.

We consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Faegre Baker Daniels LLP

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